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                                                                    Exhibit 23.2

CONSENT OF ERNEST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3) and related Prospectus of Sonic Foundry, Inc. for the registration of 796,000 shares of its Common Stock and to the incorporation by reference therein of our report dated November 9, 2001 with respect to the financial statements and schedule of Sonic Foundry, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP


Milwaukee, Wisconsin
September 12, 2002